EXHIBIT 4.1

Subscription Agreement

DISCLAIMER TO INVESTORS WHO SUBSCRIBE PRIOR TO RAISING THE MINIMUM OFFERING AMOUNT

NOTWITHSTANDING ANYTHING IN THIS SUBSCRIPTION AGREEMENT TO THE CONTRARY, WE MAY NOT ACCEPT SUBSCRIPTIONS UNTIL SUCH TIME AS WE HAVE RECEIVED SUBSCRIPTIONS EQUALING THE MINIMUM OFFERING AMOUNT, WHICH IS $1,000,000. UNTIL THE MINIMUM THRESHOLD IS MET, INVESTORS’ FUNDS WILL REMAIN AT THE ESCROW AGENT AND INVESTORS WILL NOT BE ADMITTED AS SHAREHOLDERS. THE FUNDS WILL BE DRAWN BY US USING AN ACH ELECTRONIC FUND TRANSFER THROUGH THE AUTOMATED CLEARING HOUSE NETWORK ONLY AFTER THE $1,000,000 MINIMUM THRESHOLD HAS BEEN MET.

PRIOR TO OUR ACHIEVING THE OFFERING AMOUNT, SUBSCRIBERS MAY REVOKE THEIR SUBSCRIPTION BY PROVIDING US WITH A WRITTEN NOTICE REQUESTING SUCH RESCISSION, TO BE SENT TO THE FOLLOWING ADDRESS:

539 W. Commerce St #2385

Dallas, TX 75208

FORM OF SUBSCRIPTION AGREEMENT

LEGACYHUB HOSPITALITY FUND I, INC.

This Subscription Agreement (this “Agreement” or this “Subscription”) is made and entered into as of _______________, (the “Effective Date”) by and between LegacyHub Hospitality Fund I, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), and the undersigned (the “Undersigned,” “Subscriber,” “Investor” or “you”).

RECITALS

WHEREAS subject to the terms and conditions of this Agreement, the Subscriber wishes to irrevocably subscribe for and purchase (subject to acceptance of such subscription by the Company) certain Class B Shares (the “Common Shares”), as set forth on the signature page hereto, offered pursuant to that certain Offering Circular, dated as of __________, (the “Offering Circular”) of the Company.

NOTICE REGARDING AGREEMENT TO ARBITRATE

ALL INVESTORS ARE REQUIRED TO ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF DELAWARE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

THESE DISPUTE RESOLUTION PROVISIONS APPLY IN ANY LITIGATION RELATING TO THIS SUBSCRIPTION AGREEMENT, OUR COMMON SHARES OR THE COMPANY, INCLUDING CLAIMS UNDER THE U.S. FEDERAL SECURITIES LAWS.

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION CONTAINED IN OUR SUBSCRIPTION AGREEMENT (WHICH IS ALSO INCLUDED IN OUR OPERATING AGREEMENT), INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

NOTICE REGARDING WAIVER OF SECTION 18-305 RIGHTS

BY AGREEING TO BE SUBJECT TO THE WAIVER PROVISIONS, INVESTORS WILL NOT BE DEEMED TO WAIVE LEGACYHUB’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.Subscription for and Purchase of Class B Common Shares.

a.Subject to the express terms and conditions of this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase the Class B Common Shares (the “Purchase”) in the amount of the purchase price (the “Purchase Price”) set forth on the signature page to this Agreement.

b.The Subscriber must initially purchase at the initial purchase price at least

1)250 Common Shares if individual or

2)500 Common Shares, if self -directed retirement account or

3)2,500 Common Shares, if an entity in this offering.

c.The offering of Common Shares is described in the Offering Circular, that is available through the online website platform Legacyhub.fund (the “Site”), as well as on the SEC’s EDGAR website. Please read this Agreement, the Offering Circular, and the Company’s Bylaws (the “Bylaws”). While they are subject to change, as described below, the Company advises you to print and retain a copy of these documents for your records. By signing electronically below, you agree to the following terms together with the Terms of Use, consent to the Company’s Privacy Policy, available at the Site, and agree to transact business with us and to receive communications relating to the Common Shares electronically.

d.The Company has the right to reject this Subscription in whole or in part for any reason. The Subscriber may not cancel, terminate, or revoke this Agreement, which, in the case of an individual, shall survive his death or disability and shall be binding upon the Subscriber, his heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns.

e.Once you make a funding commitment to purchase Common Shares, it is irrevocable until the Common Shares are issued, the Purchase is rejected by the Company, or the Company otherwise determines not to consummate the transaction.

f.The Undersigned has received and read a copy of the Company’s Bylaws and agrees that its execution of this Subscription Agreement constitutes consent to such Bylaws, and, that upon acceptance of this Subscription Agreement by the Company, the undersigned will become a member of the Company as a holder of Common Shares. When this Subscription Agreement is countersigned by the Company, the Bylaws shall be binding upon the Undersigned as of the settlement date.

2.Procedure for Purchase of the Common Shares

a)The Subscriber understands that the Purchase Price is payable with the execution and submission of this Agreement, and accordingly, is submitting herewith to the Company the Purchase Price as agreed to by the Company on the Site.

b)If the Company returns the Subscriber’s Purchase Price to the Subscriber, the Company will not pay any interest to the Subscriber.

c)If this Subscription is accepted by the Company, the Subscriber agrees to comply fully with the terms of this Agreement, the Common Shares and all other applicable documents or instruments of the Company, including the Bylaws. The Subscriber further agrees to execute any other necessary documents or instruments in connection with this Subscription and the Subscriber’s purchase of the Common Shares.

d)In the extent that this Subscription is rejected in part, the Company shall refund to the Subscriber any payment made by the Subscriber to the Company with respect to the rejected portion of this Subscription without interest and without deduction, and all of the obligations of the Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this Subscription, which shall terminate.

3.Representations and Warranties of the Subscriber. The Subscriber represents and warrants to the Company the following:

a)The information that the Subscriber has furnished herein, including without limitation, the information furnished by the Subscriber to the Company and any of its affiliate entities, upon signing up for the Site regarding whether Subscriber qualifies as (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”) and/ or (ii) a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that the Company accepts this Subscription. Further, the Subscriber shall immediately notify the Company of any change in any statement made herein prior to the Subscriber’s receipt of the Company’s acceptance of this Subscription, including, without limitation, Subscriber’s status as an “accredited investor” and/ or “qualified purchase.” The representations and warranties made by the Subscriber may be fully relied upon the Company and by any investigating party relying on them.

b)The Subscriber, if an entity, is, and shall at all times while it holds Common Shares remain duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States of America of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural person, is eighteen (18) years of age or older, competent to enter into a contractual obligation, and a citizen or legal resident of the United States of America. The principal place of business or principal residence of the Subscriber is as shown on the signature page of this Agreement.

c)The Subscriber has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Company, is a legal, valid, and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

d)At no time has it been expressly or implicitly represented, guaranteed, or warranted to the Subscriber by the Company or any other person that:

1)percentage of profit and/ or amount or type of gain or other consideration will be realized as a result of this investment; or

2)The past performance or experience on the part of the Company and/ or its officers or directors does not in any way indicate the predictable or probable results of the ownership of the Common Shares or the overall Company Venture.

e)The Subscriber has received this Agreement, the Offering Circular, and the Bylaws. The Subscriber and/ or the Subscriber’s advisors, who are not affiliated with and not compensated directly or indirectly by the Company or an affiliate thereof, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received in connection with the Company and its business to evaluate the merits and risks of an investment, to make an informed investment decision and to protect Subscriber’s shares in connection with the Purchase.

f)The Subscriber understands that the Common Shares being purchased are a speculative investment that involves a substantial degree of risk of loss of the Subscriber’s entire investment in the Common Shares, and the Subscriber understands and is fully cognizant of the risk factors related to the purchase of the Common Shares. The Subscriber has read, reviewed, and understood the risk factors set forth in the Offering Circular.

g)The Subscriber understands that any forecasts or predictions as to the Company’s performance are based on estimates, assumptions, and forecasts that the Company believes to be reasonable, but that may prove to be materially incorrect, and no assurance is given that actual results will correspond with the results contemplated by the various forecasts.

h)The Subscriber is able to bear the economic risk of this investment and, without limiting the generality of the foregoing, is able to hold this investment for an indefinite period of time. The Subscriber has adequate means to provide for the Subscriber’s current needs and personal contingencies and has a sufficient net worth to sustain the loss of the Subscriber’s entire investment in the Company.

i)The value of Common Shares being purchased by a non-accredited investor, as defined above, Subscriber does not exceed 10% of the greater of the Subscriber’s annual income or net worth (for natural persons) or 10% of the greater of the Subscriber’s annual revenue or net assets at fiscal year-end (for non-natural persons).

j)The Subscriber has had an opportunity to ask questions of the Company or anyone acting on its behalf and to receive answers concerning the terms of this Agreement and the Common Shares, as well as about the Company and its business generally, and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in this Agreement. Further, all such questions have been answered to the full satisfaction of the Subscriber.

k)The Subscriber agrees to provide any additional documentation the Company may reasonably request, including documentation as may be required by the Company to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act, or otherwise, as a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, or as may be required by the securities administrators or regulators of any state, to confirm that the Subscriber meets any applicable minimum financial suitability standards and has satisfied any applicable maximum investment limits.

l)The Subscriber understands that no state or federal authority has scrutinized this Agreement or the Common Shares offered pursuant hereto, has made any finding or determination relating to the fairness for the investment of the Common Shares or has recommended or endorsed the Common Shares and that the Common Shares have not been registered or qualified under the Act or any state securities law, in reliance upon exemptions from registration thereunder.

m)The Subscriber understands that the Company has not been registered under the Investment Company Act of 1940. In addition, the Subscriber understands that the Company is not registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

n)The Subscriber’s true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, United States taxpayer identification number, if any, and other contact information are accurately provided on the signature page hereto. The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the current address provided to the Company. The

Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

o)The Subscriber is subscribing for and purchasing the Common Shares solely for the Subscriber’s own account, for investment purposes only, and not with a view toward or in connection with resale, distribution (other than to its shareholders or members, if any), subdivision or fractionalization thereof. The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Common Shares, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Common Shares, and the Subscriber has no plans to enter into any such agreement or arrangement.

p)The Subscriber represents and warrants that the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby and the performance of the obligations thereunder and hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions envisioned herein, including, but not limited to, the Subscriber’s Purchase, will not violate any foreign law and that such transactions are lawful in the Subscriber’s country of citizenship and residence.

q)The Company’s intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”). Subscriber hereby represents, covenants, and agrees that to the best of Subscriber’s knowledge based on the reasonable investigation:

1)None of the Subscriber’s funds tendered for the Purchase Price (whether payable in cash or otherwise) shall be derived from money laundering or similar activities deemed illegal under federal laws and regulations.

2)To the extent within the Subscriber’s control, none of the Subscriber’s funds tendered for the Purchase Price will cause the Company or any of its personnel or affiliates to be in violation of federal anti-money laundering laws, including without limitation the Bank Secrecy Act (31 U.S.C. 5311 et seq.), the United States Money Laundering Control Act of 1986, or the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, and/ or any regulations promulgated thereunder.

3)When requested by the Company, the Subscriber will provide any and all additional information, and the Subscriber understand and agrees that the Company may release confidential information about the Subscriber and, if applicable, any underlying beneficial owner or Related Person to U.S. regulators and law enforcement authorities, deemed reasonably necessary to ensure compliance with all applicable laws and regulations concerning money laundering and similar activities. The Company reserves the right to request any information as is necessary to verify the identity of the Subscriber and the source of any payment to the Fund. In the event of delay or failure by the Subscriber to produce any information required for verification purposes, the subscription by the Subscriber may be refused.

4)Neither the Subscriber, nor any person or entity controlled by, controlling or under common control with the Subscriber, any of the Subscriber’s beneficial owners, any person for whom the Subscriber is acting as agent or nominee in connection with this investment nor, in the case of a Subscriber which is a non-natural person, any Related Person is:

1.A Prohibited Investor;

2.A Senior Foreign Political Figure, any member of a Senior Political Figure’s “immediate family” which includes the figure’s parents, siblings, spouse, children and in-laws, or any Close Associate of a Senior Foreign Political Figure, or a person or entity resident in, or organized or chartered under, the laws of a Non-Cooperative Jurisdiction;

3.A person or entity resident in, or organized or chartered under, the laws of a jurisdiction that has been designated by the US. Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns; or Bank without a physical presence in any country, but does not include a regulated affiliate; “Foreign Bank” shall mean an organization that (i) is organized under the laws of a foreign country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank; “Non-Cooperative Jurisdiction” shall mean any foreign country that has been designated as noncooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Task Force on Money Laundering, of which the U.S. is a member and with which designation by the U.S. representative to the group or organization continues to concur; “Prohibited Investor” shall mean a person or entity whose name appears on (i) the List of Specially Designated Nationals and Block Persons maintained by the U.S. Office of Foreign Assets Control; (ii) other lists of prohibited persons and entities as may be mandated by applicable law or regulation; or (iii) such other lists of prohibited persons and entities as may be provided to the Company in connection therewith; “Related Person” shall mean, with respect to any entity, any interest holder, director, senior officer, trustee, beneficiary or grantor of such entity; provided that in the case of an entity that is publicly traded company or a tax qualified pension or retirement plan in which at least 100 employees participate that is maintained by an employer that is organized in the U.S. or is a U.S. government entity, the term Related Person shall exclude any interest holder holding less than 5% of any class of securities of such publicly traded company and beneficiaries of such plan; “Senior Foreign Political Figure” shall mean a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business, or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

4.A person or entity who gives Subscriber reason to believe that its funds originate from, or will be or have been routed through an account maintained at a Foreign Shell Bank, an “offshore bank,” or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

r)The Subscriber hereby agrees to immediately notify the Company if the Subscriber knows, or has reason to suspect, that any of the representations provided have become incorrect or if there is any change in the information affecting these representations and covenants.

s)The Subscriber agrees that, if at any time it is discovered that any of the foregoing anti-money laundering representations are incorrect, or if otherwise required by applicable laws or regulations, the Company may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to segregation and/ or redemption of the Subscriber’s interest in the Common Shares.

t)The Subscriber confirms that the Subscriber has been advised to consult with the Subscriber’s independent attorney regarding legal matters concerning the Company and to consult with independent tax advisers regarding the tax consequences of investing through the Company. The Subscriber acknowledges that Subscriber understands that any anticipated United States federal or state income tax benefits may not be available and, further, may be adversely affected through the adoption of new laws or regulations or amendments to existing laws or regulations. The Subscriber acknowledges and agrees that the Company is providing no warranty or assurance regarding the ultimate availability of any tax benefits to the Subscriber by reason of the Purchase.

4.General provisions.

a)Tax Forms. The Subscriber will need to complete an IRS Form W-9 or the appropriate Form W-8, which should be returned directly to us via the Site/ crowdfunding platform. The Subscriber certifies that the information contained in the executed copy (or copies) of IRS Form W-9 or appropriate IRS Form W-8 (and any accompanying required documentation), as applicable, when submitted to us will be true, correct and complete. The Subscriber shall

(i)promptly inform us of any change in such information, and

(ii)furnish to us a new properly completed and executed form, certificate or attachment, as applicable, as may be required under the Internal Revenue Service instructions to such forms, the Code or any applicable Treasury Regulations or as may be requested from time to time by us.

b)No Advisory Relationship. The Subscriber acknowledges and agrees that the Purchase and sale of the Common Shares pursuant to this Agreement is an arms-length transaction between you and the Company. In connection with the Purchase and sale of the Common Shares, the Company is not acting as your agent or fiduciary. The Company assumes no advisory or fiduciary responsibility in your favor in connection with the Common Shares or the corresponding project investments. The Company has not and will not provide you with any legal, accounting, regulatory or tax advice with respect to the Common Shares, and you have consulted your own respective legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate.

c)Bankruptcy. In the event that you file or enter bankruptcy, insolvency or other similar proceeding, you agree to use the best efforts possible to avoid the Company being named as a party or otherwise involved in the bankruptcy proceeding. Furthermore, this Agreement should be interpreted so as to prevent, to the maximum extent permitted by applicable law, any bankruptcy trustee, receiver or debtor-in-possession from asserting, requiring or seeking that

(i)you be allowed by the Company to return the Common Shares to the Company for a refund or

(ii)the Company be mandated or ordered to redeem or withdraw Common Shares held or owned by you.

d)Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws principles thereof.

e)Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings, and agreements, whether oral or written, between them relating to the subject matter hereof.

f)Amendments and Waivers.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.  No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

g)Limitation on Damages. In no event shall the Company be liable to the Subscriber for any lost profits or special, consequential, or punitive damages, even if informed of the possibility of such damages. The foregoing shall be interpreted and have effect to the maximum extent permitted by applicable law, rule, or regulation.

h)Successors and Assigns.  Except as otherwise provided in this Agreement, this Agreement and the rights and obligations of the parties hereunder will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators, and legal representatives.  The Company may assign any of its rights and obligations under this Agreement.  No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

i)Notices.  Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

j)Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

k)Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

l)Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute the same agreement.  Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.

m)Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to this Agreement or any notices required by applicable law or the Company’s Certificate of Incorporation or Bylaws by email or any other electronic means.  Purchaser hereby consents to (i) conduct business electronically (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agrees to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. Your consent to receive Company disclosures and transact business electronically, and our agreement to do so, applies to any transactions to which such disclosures relate. Before you decide to do business electronically with us, you should consider whether you have the required hardware and software capabilities including but not limited to (i) access to the internet; (ii) an email account and related software capable of receiving email through the internet; (iii) a web browser which is SSL-compliant and supports secure sessions; and hardware capable of running this software.

n)Consent to Electronic Delivery of Tax Documents. Please read this disclosure about how we will provide certain documents that we are required by the Internal Revenue Service (the “IRS”) to send to Subscriber (“Tax Documents”) in connection with Subscriber’s Common Shares. A Tax Document provides important information Subscriber needs to complete Subscriber’s tax returns. Tax Documents include Form 1099. Occasionally, we are required to send Subscriber corrected Tax Documents. Additionally, we may include inserts with Subscriber’s Tax Documents. We are required to send Tax Documents to Subscribers in writing, which means in paper form. When Subscriber consents to electronic delivery of your Tax Documents, Subscriber consents to delivery of Tax Documents, including these corrected Tax Documents and inserts, electronically instead of in paper form.

(i)By executing this Agreement on the Legacyhub platform, Subscriber consents in the affirmative that we may send Tax Documents to Subscriber electronically and acknowledges that you are able to access Tax Documents from the site, which are made available under the user dashboard on the Site. If Subscriber subsequently withdraws consent to receive Tax Documents electronically, a paper copy will be provided. Your consent to receive Tax Documents electronically continues for every tax year until you withdraw your consent.

(ii)On or before the required IRS-designated due date for your Tax Document, you will receive an electronic notification via email when your Tax Documents are ready for access on the site. Your Tax Documents are maintained on the Site through at least October 15 of the applicable tax year, at a minimum, should you ever need to access them again.

(iii)To obtain a paper copy of your Tax Documents, you can print one by visiting the Site. You can also contact us at contactus@legacyhub.fund and request a paper copy.

(iv)You may withdraw your consent before the Tax Document is furnished by mailing a letter including your name, mailing address, effective tax year, and indicating your intent to withdraw consent to the electronic delivery of Tax Documents to

Legacyhub Hospitality Fund I, Inc

Attention: Investor Support

539 W. Commerce St #2385

Dallas, TX 75208

(v)You must promptly notify us of a change in your email address. If your mailing address, email address, telephone number, or other contact information changes, you may also provide updated information by contacting us at contactus@legacyhub.fund.

o)Arbitration. Either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a Claim be final and binding arbitration pursuant to this Section 8 (“Arbitration Provision”). The arbitration shall be conducted in Texas. As used in this Arbitration Provision, “Claim” shall include any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and the Company (or persons claiming through or connected with the Company), on the other hand, relating to or arising out of this Agreement, any Common Share, the [Site], and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including the validity or enforceability of this Arbitration Provision, any part thereof, or the entire Agreement. Claims are subject to arbitration regardless of whether they arise from the contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include, without limitation, matters arising as initial claims, counterclaims, crossclaims, third-party claims, or otherwise. The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable.

p)Authority. By executing this Agreement, you expressly acknowledge that you have reviewed this Agreement and the Offering Circular for this particular subscription.

[Signature Page Follows]

IN WITNESS THEREOF, the Subscriber, or its duly authorized representative(s), hereby acknowledges that it has read and understood the risk factors outlined in the Offering Circular, and has hereby executed and delivered this Agreement, and executed and delivered herewith the Purchase Price, as of the date set forth above.

SUBSCRIBER:

_____________________________

(Print Name)

______________________________

(Entity Type If Applicable)

By: ___________________________

(Signature)

Name: _________________________

Title:___________________________

Address:

________________________________

________________________________

Email:___________________________

Number of Common Shares Purchased: ____________________

Purchase Price: __________________________

AGREED AND ACCEPTED BY

THE COMPANY:

LEGACYHUB HOSPITALITY FUND I, INC.

By: Legacyhub Partners, LLC

a Texas limited Liability company

Title: Manager

Name: Akinyemi Akintoye

Title:  Chief Executive Officer

539 W. Commerce St #2385

Dallas, TX 75208s:

investments@legacyhub.fund

(202) 584-0550